Doc ID --> 200321100120

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
07/30/2003	200321100120	ARTICLES OF ORGANIZATION/DOM LLC (LCA)	125.00	.00	.00	.00	5.00

Receipt

This is not a bill. Please do not remit payment.

THOMPSON, HINE, LLP
10 W. BROAD ST., SUITE 700
COLUMBUS, OH 43215

STATE OF OHIO

Ohio Secretary of State, J. Kenneth Blackwell

1402481

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

JG FT. MYERS LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
ARTICLES OF ORGANIZATION/DOM. LLC	**200321100120**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 29th day of July, A.D. 2003.

J. Kenneth Blackwell

Ohio Secretary of State

Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)

Mail Form to one of the Following:

- ○ Yes — PO Box 1390, Columbus, OH 43216 — *** Requires an additional fee of $100 ***
- ◉ No — PO Box 670, Columbus, OH 43216

ORGANIZATION / REGISTRATION OF LIMITED LIABILITY COMPANY

(Domestic or Foreign)
Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Organization for Domestic Limited Liability Company (115-LCA) ORC 1705	(2) ☐ Application for Registration of Foreign Limited Liability Company (106-LFA) ORC 1705 ______ (Date of Formation) ______ (State)

Complete the general information in this section for the box checked above.

Name JG Ft. Myers LLC

☐ **Check here if additional provisions are attached**

* If box (1) is checked, name must include one of the following endings: limited liability company, limited, ltd, ltd., llc, l.l.c.

Complete the information in this section if box (1) is checked.

Effective Date (Optional) ______ (mm/dd/yyyy) — Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

This limited liability company shall exist for (Optional) ______ (Period of existence)

Purpose (Optional) ______

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional) ______ (Name)

______ (Street) NOTE: P.O. Box Addresses are NOT acceptable.

______ (City) ______ (State) ______ (Zip Code)

Doc ID --> 200321100120

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

JG Ft. Myers LLC
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

THAF Statutory Agent Corp.
(Name of Agent)

One Columbus, 10 West Broad Street
(Street)
NOTE: P.O. Box Addresses are NOT acceptable.

Columbus (City) Ohio (State) 43215-3435 (Zip Code)

Must be authenticated by an authorized representative

Rachel Tatten
Authorized Representative

July 29, 2003
Date

Authorized Representative

Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

JG Ft. Myers LLC
(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

THAF STATUTORY AGENT CORP.
By: Donald H. Messinger
(Agent's signature)
Vice President
Donald H. Messinger

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (E) is checked

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is:

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) (State) (Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street) NOTE: P.O. Box Addresses are NOT acceptable.

(City) Ohio (State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a. the agent cannot be found, or
b. the limited liability company fails to designate another agent when required to do so, or
c. the limited liability company's registration to do business in Ohio expires or is cancelled

REQUIRED
Must be authenticated (signed) by an authorized representative (See Instructions)

Rachel J. Tatter — Authorized Representative | July 29, 2003 — Date

Rachel J. Tatter
Print Name

Authorized Representative | Date

Print Name